SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 21, 2003




                           CALIFORNIA CLEAN AIR, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Nevada
                        --------------------------------
                 (State or other jurisdiction of incorporation)


            0-31451                                    75-3090496
  -----------------------------                 -----------------------
    (Commission File Number)                (IRS Employer Identification Number)



               3790 Via de la Valle, Suite 103, Del Mar, CA 92014
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (760)494-6497
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              (Registrant's telephone number, including area code)


                                       N/A
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         (Former name or former address, if changed since last report)




                                       1
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ITEM 2.           ACQUISITION OF DISPOSITION OF ASSETS.

         The registrant, through its wholly-owned subsidiary, Smog Centers of California LLC, purchased the Smog Check station located at 7319 Broadway, Lemon Grove, California. The purchase price was $60,000. The purchase was closed on August 21, 2003, with payment in full made at the closing. As part of the purchase of the business, Smog Centers of California LLC assumed the obligations under an existing real estate ground lease. The ground lease has a remaining term until July 1, 2006, with an option to renew for an additional five year term. The ground lease payments are $1,500 per month, which are subject to an annual increase of 5% for each year during the remaining initial term of the lease.

         This facility, known as "Broadways Smog Check", is located at 7319 Broadway, Lemon Grove, California. Broadway is a four-lane road with no median divider and is the main street through Lemon Grove. The property on which the station is situated is zoned for commercial use. There are several automobile businesses in the area surrounding the station, including several automobile dealerships and a repair shop. The station is approximately 25 feet wide and 100 feet deep and has good signage which is fully visible from Broadway.

         Lemon Grove has a population of approximately 27,000 and is located approximately seven miles northeast of downtown San Diego. At the present time, there are three other "test- only" stations in the area: Grove Test Only; Lemon Grove Smog Test Only Location # 1 and Lemon Grove Test Only Location # 2. Both Lemon Grove Smog Test Only Locations are owned and operated by the same business.

         The Grove Test Only location is less than one mile from our location and both Lemon Grove Smog Test Only Locations are less than 2 miles from our location. All three locations charge $ 59.95 per test.

         A copy of the Asset Acquisition Agreement and Assignment and Assumption Agreement are attached as exhibits to this Report.

ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

         The registrant has opened its executive and administrative offices in California at 3798 Via de la Valle, Suite 103, Del Mar, California 92140. Its phone number is (760) 494-6497.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                California Clean Air, Inc.

Date:  August 27, 2003                          By: STEPHEN D. WILSON
     -------------------                           -------------------
                                                   Stephen D. Wilson, President

                                 EXHIBIT INDEX


Exhibit                 Description
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10.1                    Asset Acquisition Agreement

10.2                    Assignment and Assumption Agreement